  As filed with the Securities and Exchange Commission on February 27, 1998
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                              _______________________
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                              _______________________
                           THE CHARLES SCHWAB CORPORATION
               (Exact name of Registrant as specified in its charter)

              DELAWARE                     6211                 94-3025021
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL (I.R.S. EMPLOYER INCORPORATION OR ORGANIZATION) CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                               101 MONTGOMERY STREET
                              SAN FRANCISCO, CA  94104
                                   (415) 627-7000
                             _________________________
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                     REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                CHRISTOPHER V. DODDS
                   SENIOR VICE PRESIDENT AND CORPORATE CONTROLLER
                               101 MONTGOMERY STREET
                              SAN FRANCISCO, CA  94104
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                               OF AGENT FOR SERVICE)
                             _________________________
                                     COPIES TO:
                               SCOTT P. SPECTOR, ESQ.
                                 FENWICK & WEST LLP
                                TWO PALO ALTO SQUARE
                                PALO ALTO, CA  94306
                                    (650) 494-0600
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after the effective date of this Registration Statement.
                             _________________________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                             _________________________
                          CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED             PROPOSED
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        MAXIMUM OFFERING      MAXIMUM AGGREGATE        AMOUNT OF
       TO BE REGISTERED                   REGISTERED       PRICE PER SHARE (1)   OFFERING PRICE (1)    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share                                  35,995,806         $38.656               $550,848,000          $162,500.16(2)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Based on the average of the high and low sale prices on the New York Stock Exchange on February 25, 1998.

(2) Represents the filing fee for 14,250,000 shares. Fees previously paid in connection with the registration of 21,745,806 shares (calculated after stock splits) on Forms S-8, and remaining unsold thereunder, are transferred to this registration statement in payment of the applicable filing fee pursuant to Rule 429(b).

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 Subject to Completion, Dated February 27, 1998

                           THE CHARLES SCHWAB CORPORATION
                         35,995,806 SHARES OF COMMON STOCK
                      ________________________________________

     This Prospectus relates to up to 35,995,806 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of The Charles Schwab Corporation (the "Company") that may be offered and sold to participants and Approved Transferees (as defined below) of certain participants in the Company's 1992 Stock Incentive Plan, as amended as of October 22, 1997 (the "1992 Plan"), the Company's 1987 Stock Option Plan, as amended as of October 22, 1997 (the "1987 Plan"), and the Company's 1987 Executive Officer Stock Option Plan, as amended as of October 22, 1997 (the "1987 Executive Plan" and, together with the 1992 Plan and the 1987 Plan, collectively, the "Plans") upon the exercise of nonqualified stock options granted to such participants under the Plans that have been or may be transferred by such participants (each a "Participant Transferor") to Approved Transferees ("Transferred Options"), upon the exercise of incentive stock options granted, as permitted, to participants under the Plans (together with the Transferred Options, the "Stock Options"), and upon the issuance of restricted stock ("Restricted Share Awards") or performance shares ("Performance Share Awards" and, together with the Stock Options and the Restricted Share Awards, the "Awards"), all in accordance with the terms of the respective Plans and the documents specifying the terms and conditions of such Stock Options, Restricted Share Awards or Performance Share Awards, respectively. "Approved Transferees" means bona fide trusts or partnerships by and of which the trustee or general partner is the participant and the transferees are the participant's children, grandchildren, spouse, siblings or parents.

     The Company will sell the Shares to Plan participants in accordance with the terms of the Stock Options, the Transferred Options, Restricted Share Awards and the Performance Share Awards, and to Approved Transferees in accordance with the terms of the Transferred Options. The exercise price of each Stock Option and each Transferred Option has been or will be determined by the Board of Directors of the Company or the Committee (as defined herein).

     The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol SCH. On February 25, 1998 the closing sale price of the Common Stock on the NYSE was $38.25 per share.

________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE THE SHARES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SHARES OFFERED PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 The date of this Prospectus is February 27, 1998.

                              TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
Available Information..............................................    2
Incorporation of Certain Information by Reference..................    2
The Company........................................................    3
Use of Proceeds....................................................    3
Determination of Offering Price....................................    3
Information Relating to the Plans and the Awards...................    4
Certain Federal Income Tax Consequences Relating to the Plans......   10
Information Relating to the Transferred Options....................   13
Certain Federal Income Tax Consequences Relating to the
  Transferred Options..............................................   14
Plan of Distribution...............................................   15
Legal Matters......................................................   15
Experts............................................................   15

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and the information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval system. The Company's Common Stock, par value $.01 per share (the "Common Stock"), is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the PSE, 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014.

     The Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company has filed with the Commission (File No. 1-9700) its Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997 and its Current Report on Form 8-K dated December 24, 1997, which are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of the above documents (excluding exhibits) and any other materials deemed to be part of this Prospectus, may be obtained upon request by persons to whom this Prospectus is delivered, without charge, upon written or oral request, by contacting the Office of the Corporate Secretary, The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, CA 94104, telephone (415) 636-1336.

                                     THE COMPANY

     The Charles Schwab Corporation (the "Company"), through its principal operating subsidiary, Charles Schwab & Co., Inc. ("Schwab"), provides brokerage and related investment services to approximately 4,800,000 active investor accounts through over 270 offices nationwide. The Company provides similar services to British investors through its United Kingdom subsidiary, Charles Schwab Europe (formerly known as ShareLink Investment Services plc). Mayer & Schweitzer, Inc. ("M&S"), a market maker in Nasdaq securities, provides trade execution services to institutions and broker-dealer clients.

     The Company was incorporated in Delaware in November 1986. Schwab was incorporated in California in 1971 and merged in 1983 with a subsidiary of BankAmerica Corporation. The Company acquired Schwab in a management-led leveraged buyout in March 1987 and became a publicly held company in September 1987. Its principal executive offices are located at 101 Montgomery Street, San Francisco, CA 94104 (telephone number (415) 627-7000).

                                  USE OF PROCEEDS

     The net proceeds from the sale of the Shares will be used for general corporate purposes, which may include additions to working capital, investing in or extending credit to subsidiaries, capital expenditures, stock repurchases, repayment of indebtedness or acquisitions.

                          DETERMINATION OF OFFERING PRICE

     The Company will sell the Shares to Plan participants in accordance with the terms of the Stock Options (including the Transferred Options), the Restricted Share Awards and the Performance Share Awards and to Approved Transferees in accordance with the terms of the Transferred Options. The exercise price of each Stock Option and each Transferred Option has been or will be determined by the Board of Directors of the Company or the Committee (as defined herein).

                  INFORMATION RELATING TO THE PLANS AND THE AWARDS

     Information relating to the exercise of Stock Options by Plan participants and the related federal income tax consequences is described in the written information regarding the applicable Plan under which such Stock Options were issued, copies of which have been furnished to Plan participants. Copies of such information will be furnished promptly without charge to Plan participants and Approved Transferees upon written or oral request.

     This Prospectus covers 35,995,806 shares of the Company's Common Stock, $.01 par value ("Common Stock"), offered for sale to certain non-employee directors and key employees under (a) the Company's 1992 Stock Incentive Plan, as amended as of October 22, 1997 (the "1992 Plan"), (b) the Company's 1987 Stock Option Plan (the "1987 Plan") as amended as of October 22, 1997 and (c) the Company's 1987 Executive Officer Stock Option Plan (the "1987 Executive Plan") as amended as of October 22, 1997 (collectively, the "Plans") either pursuant to the exercise of options to purchase a specified number of shares or in the form of performance shares or restricted stock. This Prospectus contains information concerning the Plan and the Company and will be distributed to participating non-employee directors and key employees of the Company and its subsidiaries pursuant to the Securities Act. A registration statement on Form S-3 with respect to such Common Stock (the "Registration Statement") has been filed with the Commission. The terms and conditions of the offer and sale of the Common Stock, including the price of the shares, are governed by the provisions of the Plan and the agreements thereunder between the Company and each participating non-employee director and key employee.

     Additional information about the Plan and its administration can be obtained by contacting the Compensation Administration Department, The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, CA 94104, telephone (415) 627-8539.

DESCRIPTION OF THE PLANS

1992 PLAN

     In March 1992, the Board of Directors of the Company adopted the 1992 Plan covering 2,500,000 shares of Common Stock. The 1992 Plan was amended and restated as of January 1, 1994, and the limitation on the number of shares of Common Stock reserved for issuance pursuant to the 1992 Plan was increased by 2,800,000, as approved by the stockholders of the Company on May 9, 1994. The limitation on shares of Common Stock reserved for issuance under the 1992 Plan was increased by 9,500,000 as approved by the stockholders of the Company in 1997. The 1992 Plan was subsequently amended on October 22, 1997. The 1992 Plan covers 43,725,000 shares as adjusted for stock splits through September 1997. Under the 1992 Plan, non-employee directors of the Company and key employees of the Company and its subsidiaries are eligible to receive awards in the form of options to purchase Common Stock, performance shares (shares of Common Stock issuable upon the satisfaction of specified conditions) or restricted stock. The aggregate of such awards must not exceed the 43,725,000 shares of Common Stock reserved for issuance pursuant to the 1992 Plan (subject to certain adjustments described in "Adjustment Provisions" below). Options granted under the 1992 Plan may be designated to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless so designated, options will generally be referred to herein as "nonstatutory" or "nonqualified."

1987 PLAN

     Effective March 24, 1987, the Board of Directors of the Company adopted the 1987 Plan covering 1,616,000 shares of Common Stock. The 1987 Plan was subsequently amended on July 29, 1987, April 17, 1989, September 17, 1996, February 26, 1997 and October 22, 1997. The 1987 Plan covers 16,362,000 shares as adjusted for stock splits through September 1997. Under the 1987 Plan, certain key employees of the Company and its subsidiaries are eligible to receive awards in the form of options to purchase Common Stock, performance shares (shares of Common Stock issuable upon the satisfaction of specified conditions) or restricted stock. The aggregate of such awards must not exceed the 16,362,000 shares of Common Stock reserved for issuance pursuant to the 1987 Plan (subject to certain adjustments described in "Adjustment Provisions" below). Options granted under the 1987 Plan may be designated to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless so designated, options will generally be referred to herein as "nonstatutory" or "nonqualified."

1987 EXECUTIVE PLAN

     Effective March 24, 1987, the Board of Directors of the Company adopted the 1987 Executive Plan covering 1,284,000 shares of Common Stock. The 1987 Executive Plan was subsequently amended on September 17, 1996, February 26, 1997 and October 22, 1997. The 1987 Executive Plan covers 13,000,500 shares as adjusted for stock splits through September 1997. Under the 1987 Executive Plan, certain key employees of the Company and its subsidiaries are eligible to receive awards in the form of options to purchase Common Stock, performance shares (shares of Common Stock issuable upon the satisfaction of specified conditions) or restricted stock. The aggregate of such awards must not exceed the 13,000,500 shares of Common Stock reserved for issuance pursuant to the 1987 Executive Plan (subject to certain adjustments described in "Adjustment Provisions" below). Options will generally be referred to herein as "nonstatutory" or nonqualified".

PURPOSE

     The purpose of the Plans is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging non-employee directors and key employees to focus on long-range objectives,
(b) enabling the Company and its subsidiaries to attract and retain non-employee directors and key employees with exceptional qualifications, and
(c) linking non-employee directors and key employees directly with stockholder interests.

ADMINISTRATION

     The Plans are administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee includes two or more "non-employee" directors (as that term is defined in the Plans) appointed, and subject to removal, by the Board. Members of the Committee serve no specified term.

     The Committee has the authority to select the key employees and nonemployee directors who are to receive awards under the Plans, and to determine the amount, vesting requirements and other conditions of such awards. The Committee also has the power to construe and interpret the Plans, to make all other decisions relating to the Plans' operation, and, subject to the provisions of the Plans, to adopt, amend and revoke rules and guidelines for the Plans' administration. Such interpretations are binding.

DURATION, AMENDMENT AND TERMINATION

     The Committee may amend or terminate the Plans, subject to applicable laws, regulations and rules, without stockholder approval or ratification, at any time or from time to time. The Plans have no fixed termination date. However, no incentive stock options may be granted under the 1992 Plan after May 7, 2002, and no grants may be made under the 1987 Plan or the 1987 Executive Plan after March 24, 1997. Termination of the Plans will not impair or alter any options previously granted under the Plans without the consent of the person to whom such options or award were granted.

ELIGIBILITY

     The Plans provide that options, restricted share awards and performance share awards may be granted to key employees and, in the case of the 1992 Plan, non-employee directors, of the Company and its subsidiaries, selected by the Committee in its sole discretion. In addition, nonstatutory stock options covering 2,500 shares (1,500 shares if the price per share is $35 or more on the grant date) are automatically granted under the 1992 Plan to each non-employee director as of May 15 each year.

STOCK SUBJECT TO THE PLANS

     Up to 43,725,000 shares (the "Shares") of the Company's Common Stock are authorized for issuance under the 1992 Plan. Up to 16,362,000 Shares of the Company's Common Stock are authorized for issuance under the 1987 Plan. Up to 13,000,500 Shares of the Company's Common Stock are authorized for issuance under the 1987 Executive Plan. These figures are subject to certain adjustments as described in "Adjustment Provisions" below. Common Stock subject to the Plans may be unissued Shares or reacquired Shares. If options granted under the Plans expire or otherwise terminate without being exercised, or if awards of performance shares or restricted stock expire or otherwise terminate prior to the satisfaction of the conditions to the grant of Shares or vesting called for thereunder, the Shares not purchased under such options or issued under such awards again become available for issuance under the respective Plans. If Shares are forfeited to, or are repurchased by, the Company pursuant to the provisions of an applicable stock option agreement or stock award agreement as discussed more fully below, those Shares again become eligible for issuance under the Plans.

TERMS OF OPTIONS UNDER THE PLANS

OPTION AGREEMENTS

     Each option granted under the Plans will be evidenced by a stock option agreement between the optionee and the Company in such form as the Committee deems appropriate, consistent with the Plans. Each such agreement must state the number of Shares covered by the option, the exercise prices of such Shares and whether or not the option is an incentive stock option, all as determined by the Committee. Effective as of January 1, 1994, the 1992 Plan limits to 500,000 the number of Shares that may be granted subject to an Option to any one participant in any year.

TERM AND EXERCISE OF OPTIONS

     Each stock option agreement must specify the date when all or any installment of the option granted thereby vests (i.e., is to become exercisable). In the discretion of the Committee, all or a portion of the option may vest immediately upon grant, or only at some future date or dates. However, nonstatutory stock options granted under the 1992 Plan to non-employee directors of the Company pursuant to automatic annual grants will be fully exercisable immediately upon grant.

     The Committee, in its sole discretion, may determine, at the time of granting an option, that the option will become fully vested as to all Shares called for thereunder upon the occurrence of certain events deemed to be a change in control of the Company as specified in the Plans. Upon a key employee's retirement, all options will vest, except for any options issued within two years of the individual's retirement date. For this purpose, "retirement" means any termination of employment after the key employee has reached age 50 and has completed seven years of service with the Company.

     The duration of the period for exercising an option granted to a key employee is also subject to determination by the Committee and must be stated in the stock option agreement pursuant to which the option is granted. Nonstatutory stock options granted to non-employee directors will terminate ten years after the date of grant, subject to earlier termination if the director ceases to provide services to the Company or its subsidiaries.

     An option granted under the Plans may be exercised by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased and tendering payment of the purchase price to the Company.

OPTION EXERCISE PRICE

     The exercise price of options granted to key employees under the Plans may not be less than the fair market value of the Common Stock on the date the option is granted. The exercise price of nonstatutory stock options granted to non-employee directors will be equal to the fair market value of the Common Stock on the date of each such grant.

     An optionee may pay the exercise price by check or other immediately available funds at the time the option is exercised. If permitted by the Committee at the time such payment is due, the holder of a nonstatutory stock option may instead elect to make all or a portion of such payment either (1) by delivering shares of the Company's Common Stock that have been held for at least six months and that have an aggregate fair market value on the date of exercise equal to the exercise price (or applicable portion thereof), (2) by delivering to Charles Schwab & Co., Inc., a wholly-owned subsidiary of the Company, an irrevocable direction to sell shares of Common Stock (including Shares to be issued upon exercise of the option) and to deliver all or part of the sales proceeds to the Company as payment for such exercise price (or applicable portion thereof), or (3) any combination of the foregoing payment methods. The holder of an incentive stock option also may pay the exercise price by either or a combination of the foregoing methods, if specifically provided for in the applicable stock option agreement. If permitted by the Committee, the holder of a nonstatutory option may elect to satisfy any tax withholding obligations to the Company upon exercise of the option by surrendering to the Company already-owned shares of Common Stock that have been held for at least six months or by having the Company withhold a portion of the Shares that otherwise are to be issued to the participant. (See "Federal Income Tax Consequences Relating to the Plan - Tax Withholding" below.)

ISSUANCE IN TANDEM WITH PERFORMANCE UNITS

     The Plans permit the issuance of nonqualified stock options in "tandem" with "Performance Units" (the terms of which will be set forth in the option agreement entered into between the optionee and the Company) entitling the recipient to receive certain cash payments from the Company. If an option is issued in tandem with such a Performance Unit, the exercise of either an option or a Performance Unit will result in the forfeiture of the Performance Unit or option (as the case may be) associated therewith. Performance Units will not be issued to members of the Company's executive management, and in the event that an employee to whom a Performance Unit has been issued is promoted into executive management (i.e., Executive Vice President or higher), the Performance Unit will cease to be exercisable.

REPLACEMENT OPTIONS

     Except in the case of options granted to a non-employee director, a stock option agreement, in the discretion of the Committee, may provide that effective upon the exercise of options covered thereby, "replacement options" will be granted to the optionee in the event the optionee uses shares of Common Stock to pay the exercise price of the original options (or tax withholding obligation of the Company, as described above), provided that the number of such replacement options will be limited to the number of shares used for such purpose. Subject to the following limitations, the terms of such replacement options will be set forth in the stock option agreement.
The exercise price of replacement options will be no less than the fair market value of the Common Stock of the Company on the effective date of the grant of such options. No replacement options may be incentive stock options, regardless of whether the original options were designated as such. Replacement options may not be granted if the original options are exercised after the termination of the optionee's employment with the Company, and will expire no later than the expiration date of the original options.

VOTING RIGHTS AND DIVIDENDS

     Optionees will have no voting, dividend or other rights as stockholders of the Company until such time as the issuance of the stock certificate for the Common Stock covered thereby, at which time they will have the same voting, dividend and other rights as the Company's other stockholders.

OTHER PROVISIONS

     An option agreement under the Plans may contain such other terms, provisions and conditions as may be determined by the Committee, consistent with the Plans.

TERMS OF SHARE AWARDS UNDER THE PLANS

     In addition to options, the Committee may grant to key employees awards of Shares subject to certain restrictions described below ("Restricted Share Awards") and awards that take the form of a right to acquire Shares upon the satisfaction of certain specified conditions ("Performance Share Awards"). Either Restricted Share Awards or Performance Share Awards may be made alone or in combination with one another and in such amounts as the Committee may determine from time to time. Such awards also may be made by the Committee in conjunction with nonstatutory options, and any such awards may provide that the Restricted Share Awards or Performance Share Awards are subject to forfeiture upon the exercise of the related options. Effective as of January 1, 1994, the 1992 Plan limits to 200,000 the total number of Restricted Share Awards and Performance Share Awards that may be granted to any one participant in any year.

STOCK AWARD AGREEMENTS

     Each Restricted Share Award and Performance Share Award will be evidenced by an agreement (a "Stock Award Agreement") between the Company and the award recipient in such form as the Committee deems appropriate, consistent with the Plan. The Committee, exercising its discretion from time to time, will establish conditions that must be satisfied for Shares to become vested (i.e., no longer subject to certain transfer restrictions and rights of the

Company to repurchase the Shares at less than the fair market value thereof), in the case of a Restricted Share Award, or for the issuance of Shares, in the case of a Performance Share Award. Such conditions, if any, will be specified in each Stock Award Agreement, and may include the participant's continued service to the Company, the participant's performance, the Company's performance or such other criteria as the Committee may adopt.

RESTRICTED SHARES

     A Stock Award Agreement for a Restricted Share Award may provide that its vesting conditions with respect to the Shares set forth in such Agreement will be satisfied either all at once or on two or more occasions over a specified period of time. Such Agreements shall provide for accelerated vesting of Shares in the event of a participant's death or disability. Moreover, at the time of making a Restricted Share Award, the Committee may determine that such vesting conditions will be waived if there is a change in control of the Company as specified in the Plans. Restricted Share Awards will vest upon a recipient's retirement (as defined earlier), except for any Restricted Shares awarded within two years of the individual's retirement date.

     The holders of Restricted Shares have the same voting, dividend and other rights as the Company's other stockholders.

PERFORMANCE SHARES

     A Stock Award Agreement for a Performance Share Award may provide that its conditions to issuance of the maximum number of Shares called for thereunder will be satisfied, and such Shares will be issued, either all at once or on two or more occasions over a specified period of time. Such Agreements also may provide for accelerated issuance of Shares in the event of a participant's death, disability or retirement. Moreover, at the time of making a Performance Share Award, the Committee may determine that such conditions to issuance of Shares will be waived if there is a change in control of the Company as specified in the Plan.

     Any Shares that are to be issued pursuant to a Performance Share Award after the recipient's death will be delivered or distributed to the beneficiary or beneficiaries, as designated by the award recipient. At any time before the award recipient's death, he or she may change a beneficiary designation by filing the prescribed form with the Company. If the recipient fails to designate a beneficiary, or no designated beneficiary survives the recipient, then any Shares that are to be issued pursuant to a Performance Share Award after the recipient's death will be delivered or distributed to the recipient's estate. The Committee has the sole discretion to determine the form and timing of any such distribution to a recipient's beneficiary or estate.

     The recipients of Performance Share Awards will have no voting, dividend or other rights as stockholders of the Company until such time as the issuance of the Shares covered thereby, at which time they will have the same voting, dividend and other rights as the Company's other stockholders.

ADJUSTMENT PROVISIONS

      If the Common Stock is changed by a stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, or if the Company increases the number of outstanding shares of Common Stock by paying a stock dividend, the Committee will make appropriate adjustments in
(a) the number of Shares of Common Stock available for issuance pursuant to future options, Restricted Share Awards and Performance Share Awards granted under the Plans, (b) the number of Shares covered by each outstanding Performance Share Award that has not been settled and/or (c) the number of Shares covered by each outstanding unexercised option, and the exercise price thereof. However, the Committee is not required to make any such adjustments because of the Company's issuance or sale of stock or any class of securities convertible into or exchangeable for stock of any class.

     If the Company is a party to an agreement of merger or other reorganization, all outstanding options, restricted shares and Performance Share Awards will be subject to that agreement. Such an agreement may, but need not, provide for (a) the assumption by the surviving corporation (or its parent) of outstanding options and other awards made under the Plans if the Company is not the surviving corporation as a result of such merger or other reorganization, (b) continuation of such options and other awards by the Company if it is the surviving corporation, (c) accelerated vesting, or (d) settlement in cash.

LIENS ON FUNDS OR PROPERTY

     Under the provisions of the Plan, no person has or may create a lien on any funds, securities or other property held thereunder except to the extent permitted by the law of descent and distribution.

ERISA AND OTHER QUALIFICATIONS

     The Company is not aware of any provisions of the Employee Retirement Income Security Act of 1974, as amended, to which the Plans are subject. The Plans are not qualified stock bonus, pension or profit-sharing plans under
Section 401(a) of the Code.

ISSUANCE OF SHARES

     Shares may only be issued, either in connection with a Restricted Share Award or Performance Share Award, or upon exercise of options granted under the Plans in compliance with all applicable federal and state laws, including securities laws, as well as listing requirements of the New York Stock Exchange and any other securities exchange upon which the Common Stock may then be listed.

     The Company's typical forms of stock option agreement or Stock Award Agreement may require Plan participants, as a condition of acquiring Shares pursuant to an option or other award granted under the Plans, to give certain written assurances to the Company necessary to ensure the availability of exemptions from certain registration requirements relating to the acquisition of such Shares. The Company does not currently intend to require such assurances so long as the Registration Statement of which this Prospectus is a part remains effective.

NO EMPLOYMENT RIGHTS

     An award granted under the Plans do not impose any obligation whatsoever upon Plan participants or the Company to continue the Plan participant's employment relationship with the Company. Such relationship is terminable at will at any time by the Plan participant or the Company.

TERMINATION OF EMPLOYMENT

     In the event that a Plan participant's employment with the Company is terminated, the extent to which the Plan participant will continue to have the right to exercise options granted under the Plans will be governed by the terms of the participant's stock option agreement.

RESTRICTIONS ON RESALES BY AFFILIATES

     Participants who are, at the time they wish to sell Shares acquired under the Plans, officers, directors or other "affiliates" (as that term is defined under the Securities Act) of the Company, may only do so pursuant to Rule 144 under the Securities Act, unless there exists an effective registration statement under the Securities Act covering the resale of such Shares or unless another exemption from registration for such resale is available. Resales or reoffers may not be made pursuant to this Prospectus or the Registration Statement of which this Prospectus is a part.

     Purchases and sales of the Company's equity securities by officers, directors and 10% Stockholders (collectively, "Section 16 Holders") are subject to the provisions of Section 16 of the Exchange Act that, among other things, generally impose on Section 16 Holders certain obligations to file with the Commission initial and annual reports as well as reports regarding changes of beneficial ownership. Questions about these reporting obligations should be directed to the Office of the Corporate Secretary of the Company.

     Section 16 Holders generally are subject to the provisions of Section 16(b) of the Exchange Act, which provides in effect that any profit realized as a result of matching purchases and sales, or sales and purchases, of the Company's stock in any six-month period belongs to the Company. It is important to know that the six-month period is calculated from the date of any transaction, and may be carried backward as well as forward.

     Pursuant to Commission regulations governing the application of Section 16, neither the grant nor the exercise of an option under the Plans will generally be considered a "purchase" for purposes of applying the provisions of

Section 16. As a result, the grant or exercise of an option under the Plans generally will not subject a Section 16 Holder to potential liability under
Section 16, even if the Section 16 Holder has sold shares within six months of the grant or exercise. However, a sale of shares acquired pursuant to the exercise of an option under the Plans (including a "same day sale") is considered a "sale" for purposes of applying the rules of Section 16, and accordingly could result in liability under Section 16 if the sale occurs within six months of a "matchable" purchase.

     Similarly, neither a grant nor the vesting of a Restricted Share Award or a Performance Share Award under the Plan is considered a "purchase" for purposes of applying Section 16. As a result, the grant of a Restricted Share Award or a Performance Share Award under the Plan generally will not subject a Section 16 Holder to potential liability under Section 16, even if the Section 16 Holder has sold shares within six months of the award. However, a sale of shares acquired as a result of a grant of a Restricted Share Award or Performance Share Award could result in liability under
Section 16 if the sale occurs within six months of a "matchable" purchase.

     No stockholder of the Company, including participants in the Plans, may sell Shares while they are in possession of material, nonpublic information relating to the Company. The Company has certain procedures governing the times and circumstances under which directors and executive officers may buy or sell Company securities.

           CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PLANS

     The following summarizes certain of the federal income tax consequences associated with the grant of options, Restricted Share Awards and Performance Share Awards under the Plans. The discussion is based on federal income tax laws and regulations currently in effect, and the administrative and judicial interpretations thereof, all of which are subject to change. Furthermore, the following discussion does not purport to address all aspects of the potentially applicable federal income tax consequences nor does it address any state or local taxes that may be applicable. Participants in the Plans should consult with their own tax advisers as to any specific transaction that they contemplate undertaking.

NONSTATUTORY STOCK OPTIONS

GRANT OF NONSTATUTORY STOCK OPTION

     The grant of a nonstatutory stock option normally has no tax effect on the Company or on the optionee to whom it is granted at the time of grant, assuming (as is the case with those that may be granted pursuant to the Plans) that the option itself does not have a readily ascertainable fair market value at the time it is granted.

EXERCISE OF NONSTATUTORY STOCK OPTION

     Upon exercise of a nonstatutory option, the optionee will recognize ordinary income on the measurement date (described below) in the amount by which the fair market value of the Shares, determined as of the measurement date, exceeds the exercise price. For key employees, such ordinary income is subject to withholding tax. Generally, the amount of ordinary income recognized by the optionee is deductible by the Company in the year that the income is recognized.

     For Shares that, when issued, are not subject to restrictions on transfer and a substantial risk of forfeiture within the meaning of Code
Section 83 and the regulations thereunder (including, for example, the Company's right to repurchase the Shares at less than fair market value), the measurement date is the date the nonstatutory stock option is exercised. Accordingly, the optionee will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of such Shares, determined as of the date of exercise, over the exercise price.

     For those Shares received, upon exercise of a nonstatutory option, that are subject to restrictions on transfer and a substantial risk of forfeiture, the measurement date will be the date on which the transfer restrictions lapse or the risk of forfeiture terminates, whichever occurs earlier, unless the optionee elects (pursuant to Code Section 83(b)) within 30 days of the date of exercise, to have the income determined and recognized as of the date of exercise.

     Optionees who, upon exercise of an option, receive Shares that are subject to restrictions on transfer and a substantial risk of forfeiture should consult with their own tax advisers regarding the advisability of making an election under Code Section 83(b). The election, if made, must be filed with the Internal Revenue Service within 30 days of the date the option is exercised, and a copy of the election must be provided to the Company, as well as filed with the optionee's income tax return for the year in which the exercise occurred.

DISPOSITION OF NONSTATUTORY STOCK OPTION SHARES

     For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of Shares acquired pursuant to the exercise of a nonstatutory option, the optionee's tax basis for the Shares will be the fair market value of the Shares on the measurement date, as described above. The measurement date will also be the date on which the optionee's holding period for the Shares commences for purposes of determining whether any capital gain or loss on the ultimate sale of the Shares will be short-term, mid-term or long-term. The Shares must be held for more than eighteen months following the measurement date to qualify for long-term capital gain treatment. The Shares must be held for more than one year but not more than eighteen months following the measurement date to qualify for mid-term capital gain treatment.

     There are no tax consequences to the Company when optionees dispose of Shares they acquired upon exercise of a nonqualified stock option.

INCENTIVE STOCK OPTIONS

GRANT OF INCENTIVE STOCK OPTION

     The grant of an incentive stock option has no tax effect on the Company or on the employee to whom it is granted at the time of grant.

EXERCISE OF INCENTIVE STOCK OPTION

     In contrast to the exercise of a nonstatutory stock option, the exercise of an incentive stock option will not cause the optionee to recognize taxable income for regular income tax purposes, nor will the Company be entitled to any compensation deduction. However, in calculating alternative minimum tax liability, the incentive stock option is treated as if it were a nonstatutory stock option. Thus, the excess of the fair market value of the Shares on the measurement date (as described above in connection with the exercise of nonstatutory stock options) over the exercise price will be included in the calculation of alternative minimum taxable income. Optionees would then be required to pay the greater of their regular or alternative minimum tax liability as computed for such year.

DISPOSITION OF INCENTIVE STOCK OPTION SHARES

     For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of Shares acquired pursuant to the exercise of an incentive stock option, the optionee's tax basis for regular tax purposes will be the amount paid for the Shares upon exercise of such option. For alternative minimum tax purposes, the optionee's tax basis may be increased to equal the amount that was included in calculating alternative minimum taxable income upon exercise (as discussed above).

     If an optionee holds the Shares acquired upon exercise of an incentive stock option for a minimum of two years from the date of the grant of such option, and for at least one year after such exercise, any gain or loss recognized by the optionee on the subsequent sale or exchange of such Shares generally would be treated as a capital gain or loss, taxed at a rate that depends on the holding period of the Shares. Shares held for more than 18 months are generally taxable at long-term capital gains rates. The maximum long-term capital gains rate is 20%. Shares held for more than one year but not for more than eighteen months are generally taxable at mid-term capital gains rates. The maximum mid-term capital gains rate is 28%. If the Shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income, and the Company will be entitled to a deduction in that same amount. The amount of such gain which would be characterized as ordinary income would not exceed an amount equal to the excess of (i) the fair market value of such Shares as of the date the option was exercised over (ii) the amount paid for such Shares.

NON-CASH EXERCISES OF STOCK OPTIONS

     The foregoing discussion presumes that the optionee pays the exercise price for any option Shares with cash. If an optionee pays the exercise price for an option, in whole or in part, with previously acquired shares of the Company's Common Stock, complex rules will govern the determination of the optionee's taxable income upon exercise, or other measurement date, with respect to nonstatutory stock options, as well as the optionee's basis and holding period in the new Shares. If an optionee uses the proceeds from the sale of Shares that are to be acquired upon exercise of an option to pay all or a portion of the exercise price for that option, there generally will be no increase or decrease in the taxable income (if any) recognized by the optionee upon exercise of the option, and the net Shares acquired will have the same tax basis that they would have had if the exercise price had been paid in full in cash. Optionees should consult with their own tax advisers before using Common Stock to pay for option Shares.

RESTRICTED SHARE AWARDS

GRANT AND VESTING OF RESTRICTED SHARES

     A recipient of Restricted Shares will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the measurement date (described below) over the amount paid for the Shares. Such ordinary income is subject to withholding tax, and the amount of ordinary income recognized by the recipient is deductible by the Company in the year that the income is recognized, except to the extent that the amount of such income, when added to certain other compensation paid by the Company to any individual who is a "named executive officer" of the Company (within the meaning of Section 162(m) of the Code) at the end of the Company's fiscal year, exceeds $1,000,000.

     For Restricted Shares that are subject to transfer restrictions and a substantial risk of forfeiture, the measurement date will be the date on which the transfer restrictions lapse or the risk of forfeiture terminates, whichever occurs earlier, unless the recipient elects (pursuant to Code
Section 83(b)) within 30 days of the date the Shares are issued, to have the income determined and recognized as of the date of issuance.

     Recipients of Restricted Shares should consult with their own tax advisers regarding the advisability of making an election under Code Section 83(b). The election, if made, must be filed with the Internal Revenue Service within 30 days of the date the Shares are acquired, and a copy of the election must be provided to the Company, as well as filed with the recipient's income tax return for the year in which the Shares are issued.

DISPOSITION OF RESTRICTED SHARES

     For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of the Shares, the recipient's tax basis for the Shares will be the fair market value of the Shares on the measurement date, as described above. The measurement date will also be the date on which the recipient's holding period for the Shares commences for purposes of determining whether any capital gain or loss on the ultimate sale of the Shares will be short-term, mid-term or long-term. The Shares must be held for more than eighteen months following the measurement date to qualify for long-term capital gain treatment. The Shares must be held for more than one year but not for more than eighteen months from the measurement date to qualify for mid-term capital gain treatment.

PERFORMANCE SHARE AWARDS

GRANT OF PERFORMANCE SHARE AWARD

     The grant of Performance Share Awards will have no federal income tax consequences to the Company or the recipient at the time of the grant.

ISSUANCE OF SHARES PURSUANT TO PERFORMANCE SHARE AWARD

     The recipient of any Shares issued pursuant to the terms of a Performance Share Award will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the measurement date (described below) over the amount, if any, paid for the Shares. Such ordinary income is subject to withholding tax, and the amount of ordinary income recognized by the recipient generally is deductible by the Company in the year that the income is recognized, except to the extent that the amount of such income, when added to certain other compensation paid by the Company to any individual who is a "named executive officer" of the Company (within the meaning of Section 162(m) of the Code) at the end of the Company's fiscal year, exceeds $1,000,000.

     For Shares that are not subject to restrictions on transfer or substantial risk of forfeiture, the measurement date is the date the Shares are issued. For Shares that are subject to any transfer restrictions or risk of forfeiture, the measurement date will be the date on which the transfer restrictions lapse or the risk of forfeiture terminates, whichever occurs earlier, unless the recipient elects (pursuant to Code Section 83(b)) within 30 days of the date the Shares are issued, to have the income determined and recognized as of the date of issuance.

DISPOSITION OF SHARES ACQUIRED PURSUANT TO PERFORMANCE SHARE AWARD

     For purposes of determining the amount of taxable gains or loss upon a subsequent disposition of the Shares, the recipient's tax basis for the Shares will be the fair market value of the Shares on the measurement date, as described above. The measurement date will also be the date on which the recipient's holding period for the Shares commences for purposes of determining whether any capital gain or loss on the ultimate sale of the Shares will be short-term, mid-term or long-term. The Shares must be held for more than eighteen months following the measurement date to qualify for long-term capital gain treatment. The Shares must be held for more than one year but not for more than eighteen months from the measurement date to qualify for mid-term capital gains treatment.

TAX WITHHOLDING

     To comply with federal income tax withholding requirements, the Company will require Plan participants who are key employees to pay to the Company the required federal income tax withholding simultaneously with the exercise (or other measurement date) of any nonstatutory stock options, the vesting of Restricted Shares, or the issuance (or other measurement date) of Shares issued pursuant to Performance Share Awards, unless other provision has previously been made for satisfying the withholding requirements. In this regard, Section 16 Holders should note that the use of Shares to satisfy tax withholding requirements may be considered a sale of the Shares for purposes of applying the Section 16 rules.

                  INFORMATION RELATING TO THE TRANSFERRED OPTIONS

TYPE OF OPTIONS

     Transferred Options granted under the Plans are or will be nonqualified stock options.

TRANSFERABILITY

     Under the Plans, options are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order; provided that options may be transferred by the participant to an Approved Transferee of the option holder in accordance with the provisions outlined below.

     Upon transfer to an Approved Transferee, the Transferred Option continues to be governed by and subject to the terms and limitations of the respective Plan and the relevant grant, and the Approved Transferee is required to abide by the Company's then current stock option transfer guidelines and is entitled to the same rights thereunder as the Participant Transferor, as if no transfer had taken place. Accordingly, the rights of the Approved Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture upon termination of the Participant Transferor's employment with the Company.

EXERCISE OF TRANSFERRED OPTIONS BY APPROVED TRANSFEREES

     A Transferred Option may be exercised by an Approved Transferee at any time until the close of business on the expiration date of the Transferred Option (as may be affected by the Participant Transferor's employment status as described below).

     The purchase price of the shares as to which Transferred Options are exercised shall be paid to the Company at the time of exercise in the manner described above.

     Upon exercise of a Transferred Option by an Approved Transferee, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

     A Transferred Option will be deemed exercised on the date the Company has received a copy of the option exercise notice, completed in all respects and signed by the Approved Transferee (accompanied by payment of the exercise price). The Transferred Option shares will generally be transferred to the Approved Transferee as of the day following the date that (i) the above conditions have been met, (ii) the funds and/or shares of Common Stock paid by the Approved Transferee in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's tax withholding obligations have been satisfied.

     Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Approved Transferee or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

TERMINATION

     Because Stock Options transferred to Approved Transferees continue to be governed by the terms of the respective Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate upon termination of a participant's employment as set forth below.

     Under the Plans, all previously unexercised options terminate and are forfeited automatically upon the termination of the Participant Transferor's employment with the Company, unless the Committee or the Board of Directors specifies otherwise. However, if a Participant Transferor dies at a time when an Approved Transferee is entitled to exercise an option, then the portion formerly exercisable by the Approved Transferee may be exercised by the Approved Transferee within one year of the death of the Participant Transferor.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE TRANSFERRED OPTIONS

     The following does not purport to address the possible estate and gift tax consequences of transferring a Stock Option. Accordingly, prior to making a transfer of a Stock Option, a participant should consult with his or her personal tax advisors concerning the possible federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein. The discussion of federal income tax consequences for the Participant Transferor and the Approved Transferee set forth below assumes that the Transferred Option does not have a readily ascertainable fair market value at the date of grant and that the transfer of a Stock Option during a participant's lifetime is made by way of gift and no consideration is received therefor.

FEDERAL INCOME TAX CONSEQUENCES FOR PARTICIPANT TRANSFERORS

     A Participant Transferor who transfers a Stock Option by way of gift to an Approved Transferee or a trust for the benefit of an Approved Transferee will not recognize income at the time of the transfer. Instead, at the time the Approved Transferee exercises the Transferred Option, the Participant Transferor will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. (Special rules may apply to participants subject to potential liability under Section 16(b) of the Exchange Act, which may defer the recognition of compensation income.) Moreover, such income will be subject to payment and withholding of income and FICA taxes. Normally, Participant Transferors may satisfy the withholding obligation by writing a check to the Company or by another method permitted by the Company. Subject to certain limitations, the Company will generally be entitled to claim a federal income tax deduction at such time and in the same amount that the Participant Transferor recognizes as ordinary income. In the event the Approved Transferee exercises the Transferred Option after the death of the Participant Transferor, any such ordinary income will generally be recognized by the Participant Transferor's estate.

FEDERAL INCOME TAX CONSEQUENCES FOR APPROVED TRANSFEREES

     An Approved Transferee will not recognize income at the time of the transfer of a Stock Option. As described in the preceding paragraph, the Participant Transferor (or the estate of the Participant Transferor, as the case may be) and not the Approved Transferee will generally recognize ordinary compensation income at the time the Approved Transferee exercises the Transferred Option. An Approved Transferee who chooses to exercise a Transferred Option in whole or in part by delivery of other shares of Common Stock already owned by the Approved Transferee should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

FEDERAL INCOME TAX CONSEQUENCES ON SUBSEQUENT SALE OF STOCK

     If shares acquired upon exercise of a Transferred Option are later sold or exchanged, then the difference between the sale price and the Approved Transferee's tax basis for the shares will generally be taxable as long-term, mid-term or short-term capital gain or loss (if the stock is a capital asset of the Approved Transferee) depending upon how long the stock has been held after the exercise date. If the stock has been held for more than eighteen months, the difference will generally be taxable as long-term capital gain. If the stock has been held for more than one year but not more than eighteen months, the difference will generally be taxable as mid-term capital gain. The tax basis for the shares in the hands of the Approved Transferee would be the exercise price for the Transferred Option plus the amount of the income recognized by the Participant Transferor (or the estate of the Participant Transferor, as the case may be) at the time of exercise.

                                PLAN OF DISTRIBUTION

     The Shares are being registered to permit the sale by the Company of such Shares to Approved Transferees upon the exercise of Transferred Options. The Company has agreed, among other things, to bear all expenses in connection with the Registration Statement and the sale of the Shares covered by this Prospectus. The Shares may be sold from time to time in one or more transactions at offering prices determined in accordance with the terms of the Transferred Options.

     The Common Stock is listed for trading on the New York Stock Exchange and the Pacific Stock Exchange, and the Shares have been approved for listing on the New York Stock Exchange.

                                    LEGAL MATTERS

     Certain legal matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Fenwick & West LLP, Palo Alto, California.

                                       EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from the company's Annual Report on Form 10-K, for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                        PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the issuance of the securities being registered. All of the amounts shown are estimates except the Commission registration fee. Such expenses will be borne by the Company:

                                      AMOUNT
                                     --------
     Registration Fee                $   100
     Legal Fees and Expenses         $ 5,000
     Printing Fees                   $
     Miscellaneous                   $
                                     -------
          Total                      $
                                     -------
                                     -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with specified exceptions. The exceptions relate to (i) any breach of a director's duty of loyalty of the Company or its stockholders,
(ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (iv) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

     The Company's Amended and Restated Bylaws also provides for the indemnification of both its directors and officers within the limitations permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company. This provision is sufficiently broad to permit indemnification under certain circumstances for liabilities (and for reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. The Company has entered into indemnity agreements with its directors that contain provisions that are in some respects broader that the specified indemnification provisions contained in Delaware law.

     The Company has obtained directors' and officers' liability and corporate reimbursement insurance covering all officers and directors of the Company and its subsidiaries and providing for the reimbursement of amounts paid by the Company or its subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

ITEM 16.  EXHIBITS

     The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

3.1 Third Restated Certificate of Incorporation, as amended as of December 1, 1988, of the Registrant, filed as Exhibit 3.7 to the Registrant's Form 10-Q for the period ending September 30, 1996 and incorporated herein by reference.

4.1 Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.8 to the Registrant's Form 10-Q for the period ending September 30, 1996, and incorporated herein by reference.

5.1  Opinion of Fenwick & West LLP.

10.1 Executive Officer Stock Option Plan (1987), as restated and amended as of October 22, 1997.

10.2 1987 Stock Option Plan, as restated and amended as of October 22, 1997.

10.3 The Charles Schwab Corporation 1992 Stock Incentive Plan, as restated and amended as of October 22, 1997.

23.1 Consent of Fenwick & West LLP (included with Exhibit 5.1 hereof).

23.2 Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (contained on the signature pages of this Registration Statement).


ITEM 17.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the twentieth day of January 1998.

                                  THE CHARLES SCHWAB CORPORATION

                                  By:     /S/ STEVEN L. SCHEID
                                      --------------------------------
                                              Steven L. Scheid,
                                  Executive Vice President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated and on January 20, 1998.

           SIGNATURE                               TITLE
           ---------                               -----

   /S/ CHARLES R. SCHWAB
--------------------------------   Chairman, Co-Chief Executive Officer and
       Charles R. Schwab*            Director (principal executive officer)

   /S/ DAVID S. POTTRUCK
--------------------------------   President, Co-Chief Executive Officer,
       David S. Pottruck*            Chief Operating Officer and Director

   /S/ LAWRENCE J. STUPSKI
--------------------------------   Vice Chairman and Director
       Lawrence J. Stupski*

   /S/ STEVEN L. SCHEID            Executive Vice President - Finance and Chief
--------------------------------     Financial Officer (principal financial and
       Steven L. Scheid              accounting officer)

   /S/ NANCY H. BECHTLE
--------------------------------   Director
       Nancy H. Bechtle*

   /S/ C. PRESTON BUTCHER
-------------------------------    Director
       C. Preston Butcher*

   /S/ DONALD G. FISHER
-------------------------------    Director
       Donald G. Fisher*

   /S/ ANTHONY M. FRANK
-------------------------------    Director
       Anthony M. Frank*

   /S/ FRANK C. HERRINGER
-------------------------------    Director
       Frank C. Herringer*

   /S/ STEPHEN T. MCLIN
-------------------------------    Director
       Stephen T. McLin*

   /S/ GEORGE P. SHULTZ
-------------------------------    Director
       George P. Shultz*

   /S/ ROGER O. WALTHER
-------------------------------    Director
       Roger O. Walther*

*By  /S/ STEVEN L. SCHEID
   ----------------------------
         Steven L. Scheid
         Attorney-in-Fact

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each, a "Signatory"), being a member of the Board of Directors and/or an officer of The Charles Schwab Corporation (the "Company"), constitutes and appoints Charles R. Schwab, David S. Pottruck and Steven L. Scheid (each, an "Agent," and collectively, "Agents") and each or any of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and capacities, to sign the Company's Registration Statement on Form S-3, any and all amendments (including post-effective amendments) thereto, and any Registration Statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith and with such Registration Statements, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, or their or his or her other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

January 20, 1998

                                             /S/ CHARLES R. SCHWAB
                                          --------------------------------
                                                 Charles R. Schwab

                                             /S/ DAVID S. POTTRUCK
                                          --------------------------------
                                                 David S. Pottruck

                                          --------------------------------
                                                 Lawrence J. Stupski

                                             /S/ STEVEN L. SCHEID
                                          --------------------------------
                                                 Steven L. Scheid

                                             /S/ NANCY H. BECHTLE
                                          --------------------------------
                                                 Nancy H. Bechtle

                                             /S/ C. PRESTON BUTCHER
                                          -------------------------------
                                                 C. Preston Butcher

                                          -------------------------------
                                                 Donald G. Fisher

                                          -------------------------------
                                                 Anthony M. Frank

                                          -------------------------------
                                                 Frank C. Herringer

                                             /S/ STEPHEN T. MCLIN
                                          -------------------------------
                                                 Stephen T. McLin

                                             /S/ GEORGE P. SHULTZ
                                          -------------------------------
                                                 George P. Shultz

                                          -------------------------------
                                                 Roger O. Walther

                      INDEX TO EXHIBITS

     The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

3.1 Third Restated Certificate of Incorporation, as amended as of December 1, 1988, of the Registrant, filed as Exhibit 3.7 to the Registrant's Form 10-Q for the period ending September 30, 1996 and incorporated herein by reference.

4.1 Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.8 to the Registrant's Form 10-Q for the period ending September 30, 1996, and incorporated herein by reference.

5.1  Opinion of Fenwick & West LLP.

10.1 Executive Officer Stock Option Plan (1987), as restated and amended as of October 22, 1997.

10.2 1987 Stock Option Plan, as restated and amended as of October 22, 1997.

10.3 The Charles Schwab Corporation 1992 Stock Incentive Plan, as restated and amended as of October 22, 1997.

23.1 Consent of Fenwick & West LLP (included with Exhibit 5.1 hereof).

23.2 Consent of Deloitte & Touche LLP.

24.1 Powers of Attorney (contained on the signature pages of this Registration Statement).